                                                                   EXHIBIT 10.1



================================================================================





                              MASTER LOAN AGREEMENT




             -------------------------------------------------------


                                 ALS WEST, INC.


                        ALTERNATIVE LIVING SERVICES, INC.


                                       and


                     GUARANTY FEDERAL BANK, F.S.B., AS AGENT

                                       and

                            THE LENDERS NAMED HEREIN


             -------------------------------------------------------



                                   $50,000,000


                                 January 8, 1999





================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

MASTER LOAN AGREEMENT.............................................................................................1

ARTICLE I - Definitions and References............................................................................1
         Section 1.1.        Defined Terms........................................................................1
         Section 1.2.        Exhibits and Schedules; Additional Definitions......................................13
         Section 1.3.        Amendment of Defined Instruments....................................................14
         Section 1.4.        References and Titles...............................................................14
         Section 1.5.        Calculations and Determinations.....................................................14

ARTICLE II - The Loans...........................................................................................14
         Section 2.1.        Commitments to Lend.................................................................14
         Section 2.2.        Project Loans.......................................................................15
         Section 2.3.        Requests for Advances...............................................................15
         Section 2.4.        Continuations and Conversions of Existing Advances..................................16
         Section 2.5.        Use of Proceeds.....................................................................17
         Section 2.6.        Fees................................................................................18
         Section 2.7.        Extension of Project Loan Maturity Date.............................................18
         Section 2.8.        Lease and Sublease..................................................................20

ARTICLE III - Payments to Lenders................................................................................20
         Section 3.1.        General Procedures..................................................................20
         Section 3.2.        Capital Reimbursement...............................................................21
         Section 3.3.        Increased Cost of LIBOR Advances....................................................22
         Section 3.4.        Availability........................................................................22
         Section 3.5.        Funding Losses......................................................................23
         Section 3.6.        Reimbursable Taxes..................................................................23
         Section 3.7.        Reimbursement Requests; Replacement of Lenders......................................25

ARTICLE IV - Conditions Precedent to Lending.....................................................................25
         Section 4.1.        Application for a Project Loan......................................................25
         Section 4.2.        Additional Conditions Precedent to Initial Advance..................................26
         Section 4.3.        Additional Conditions Precedent.....................................................27
         Section 4.4.        Releases............................................................................27

ARTICLE V - Representations and Warranties.......................................................................28
         Section 5.1.        Organization and Good Standing......................................................28
         Section 5.2.        Authorization.......................................................................28
         Section 5.3.        No Conflicts or Consents............................................................28
         Section 5.4.        Enforceable Obligations.............................................................28
         Section 5.5.        Initial Financial Statements........................................................28
         Section 5.6.        Other Obligations and Restrictions. ................................................29
         Section 5.7.        Full Disclosure.....................................................................29


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



         Section 5.8.        Litigation..........................................................................29
         Section 5.9.        ERISA Plans and Liabilities.........................................................29
         Section 5.10.       Names and Places of Business........................................................29
         Section 5.11.       Insider.............................................................................29
         Section 5.12.       Environmental and Other Laws........................................................30
         Section 5.13.       Subsidiary..........................................................................30
         Section 5.14.       Participation Agreements............................................................30

ARTICLE VI - Affirmative Covenants...............................................................................30
         Section 6.1.        Payment and Performance.............................................................30
         Section 6.2.        Books, Financial Statements and Reports.............................................30
         Section 6.3.        Other Information and Inspections...................................................32
         Section 6.4.        Notice of Material Events and Change of Address.....................................32
         Section 6.5.        Maintenance of Existence and Qualifications.........................................33
         Section 6.6.        Maintenance of Properties...........................................................33
         Section 6.7.        Payment of Expenses.................................................................33
         Section 6.8.        Performance on Related Person's Behalf..............................................33
         Section 6.9.        Insurance...........................................................................33
         Section 6.10.       Interest............................................................................33
         Section 6.11.       Evidence of Compliance..............................................................34
         Section 6.12.       Solvency............................................................................34
         Section 6.13.       Agreement to Deliver Security Documents.............................................34
         Section 6.14.       Bank Accounts; Offset...............................................................34
         Section 6.15.       Maintain Existence and Business.....................................................35
         Section 6.16.       Debt Coverage Ratio.................................................................35
         Section 6.17.       Minimum Tangible Net Worth..........................................................35
         Section 6.18.       Leverage Ratio......................................................................35
         Section 6.19.       EBITDAR.............................................................................35
         Section 6.20.       Capital Expenditures................................................................35

ARTICLE VII - Negative Covenants.................................................................................36
         Section 7.1.        Ownership...........................................................................36
         Section 7.2.        Limitation on Mergers, Issuances of Securities......................................36
         Section 7.3.        Limitation on Additional Debt.......................................................36

ARTICLE VIII - Events of Default and Remedies....................................................................36
         Section 8.1.        Events of Default...................................................................36
         Section 8.2.        Remedies............................................................................40

ARTICLE IX - Agent...............................................................................................40
         Section 9.1.        Appointment and Authority...........................................................40
         Section 9.2.        Exculpation, Agent's Reliance, Etc..................................................41
         Section 9.3.        Credit Decisions....................................................................42
         Section 9.4.        Indemnification.....................................................................42
         Section 9.5.        Rights as Lender....................................................................42


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



         Section 9.6.        Sharing of Set-Offs and Other Payments..............................................43
         Section 9.7.        Investments.........................................................................43
         Section 9.8.        Benefit of Article IX...............................................................43
         Section 9.9.        Resignation.........................................................................44

ARTICLE X - Miscellaneous........................................................................................45
         Section 10.1.       Waivers and Amendments; Acknowledgments.............................................45
         Section 10.2.       Survival of Agreements; Cumulative Nature...........................................47
         Section 10.3.       Notices.............................................................................47
         Section 10.4.       Payment of Expenses; Indemnity......................................................48
         Section 10.5.       Joint and Several Liability; Parties in Interest; Assignments.......................49
         Section 10.6.       Confidentiality.....................................................................51
         Section 10.7.       Governing Law; Submission to Process................................................51
         Section 10.8.       Limitation on Interest..............................................................52
         Section 10.9.       Termination; Limited Survival.......................................................53
         Section 10.10.      Severability........................................................................53
         Section 10.11.      Counterparts........................................................................53
         Section 10.12.      Waiver of Jury Trial................................................................53









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


Schedules and Exhibits:


Lender Schedule

Schedule 1        -          Security Schedule
Schedule 2        -          Places of Business

Exhibit A         -          Promissory Note
Exhibit B         -          Request for Advance
Exhibit C         -          Continuation/Conversion Notice
Exhibit D         -          Certificate Accompanying Financial Statements
Exhibit E         -          Financing Statement - Borrower
Exhibit F         -          Assignment and Acceptance Agreement
Exhibit G         -          Financing Statement - Lessee
Exhibit H         -          Financing Statement - Company
Exhibit I         -          Certification of Non-Foreign Status
Exhibit J         -          Security Agreement
Exhibit K         -          Guaranty
Exhibit L         -          Pre-Closing Document List
Exhibit M         -          Loan Application
Exhibit N         -          Mortgage
Exhibit O         -          Notice and Agreement
Exhibit P         -          Loans to One Borrower Affidavit
Exhibit Q         -          Collateral Assignment
Exhibit R         -          Project Loan Certificate
Exhibit S         -          Project Loan Agreement
Exhibit T         -          Assignment of Leases and Rents
Exhibit U         -          Subordination of Management Agreement
Exhibit W         -          Monthly/Quarterly Financial Statement and Census Data
Exhibit X         -          Subordination, Nondisturbance and Attornment Agreement

                              MASTER LOAN AGREEMENT

         THIS MASTER LOAN AGREEMENT is made as of January 8, 1999, by and among ALS West, Inc., a Delaware corporation (herein called "BORROWER"), Alternative Living Services, Inc., a Delaware corporation (the "Company"), Guaranty Federal Bank, F.S.B, individually and as agent (herein called "AGENT") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References



         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "ADMINISTRATIVE NOTICES" means, with respect to a Project, all (i) Deficiency Notices, (ii) all Agency inspection reports, audits, surveys, investigations, reviews and evaluations, and (iii) all notices and written communications from any state or any Agency relating to material adjustments in reimbursement amounts or to rate reviews, modifications of rates, inflation adjustments, rate agreements, and the like.

         "ADVANCES" has the meaning given it in Section 2.2.

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or members;

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENCY" means, with respect to a Project, the Health Care Financing Administration, the Drug Enforcement Administration, the Environmental Protection Agency, any other state or federal licensing or regulatory authority (including any licensing or regulatory authority responsible for administering or dispensing Medicaid or Medicare payments or any other third party payor billing policies, procedures, limitations or restrictions), or any other public or private agency or organization, including without limitation, any public or private accreditation agency or organization.

         "AGENT" means Guaranty Federal Bank, F.S.B, as Agent hereunder, and its successors in such capacity.

         "AGREEMENT" means this Master Loan Agreement.

         "APPLICABLE LIBOR MARGIN" means, with respect to a particular Project Loan, (i) two and one-quarter percent (2.25%) per annum, and (ii) two percent (2%) per annum during an Extension Period for such Project Loan provided the Project related to the Project Loan has maintained a Debt Coverage Ratio (computed using a 25-year amortization prior to the Second Extension Period and a 23-year amortization thereafter) of at least 1.2 to 1 for three (3) consecutive months.

         "ASSIGNMENT OF LEASES AND RENTS" means an Assignment of Leases and Rents substantially in the form attached as Exhibit T.

         "BANK PARTIES" means Agent and all Lenders. "BANK PARTY" means any one of the Bank Parties.

         "BASE RATE" means the Agent's Prime Rate. As used in this paragraph, Agent's "Prime Rate" means the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). If Agent's Prime Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "BASE RATE ADVANCE" means an Advance which does not bear interest at the LIBOR Adjusted Rate.

         "BORROWER" means ALS West, Inc., a Delaware corporation.

         "BORROWING" means a borrowing of new Advances of a single Type pursuant to Section 2.3 or a continuation or conversion of existing Advances into a single Type (and, in the case of LIBOR Advances, with the same Interest Period) pursuant to Section 2.4.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to LIBOR Advances (such as the day on which an Interest Period begins or ends) must also be a day on which, in the reasonable judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "CERTIFICATE OF OCCUPANCY" means a certificate of occupancy and use authorizing the use and occupancy of a Project issued by the appropriate Tribunal.

         "CERTIFICATION OF NON-FOREIGN STATUS" means a certificate by Borrower as required by Section 1445 of the Internal Revenue Code of 1986, in the form attached as Exhibit I.

         "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "COLLATERAL ASSIGNMENT" means a Collateral Assignment substantially in the form attached as Exhibit Q.

         "COMMITMENT" means the amount of $50,000,000.

         "COMMITMENT PERIOD" means the period which is twelve (12) months from the date of this Agreement.

         "COMPANY" means Alternative Living Services, Inc., a Delaware corporation.

         "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "CONTINUATION/CONVERSION NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.4.

         "CURRENT ASSETS" means all cash, cash equivalents, customers' accounts and other receivables due within one year from statement date, inventory, deposits, marketable securities and prepaid expenses to be consumed within one year from statement date.

         "CURRENT LIABILITIES" means all amounts due or to become due within one year from statement date.

         "CURRENT RATIO" means the ratio of Current Assets to Current
Liabilities.

         "DCR RATE" means, on any given date, the higher of the (i) Base Rate or LIBOR Adjusted Rate selected by the Borrower during the applicable period, and
(ii) the Treasury Based Rate for such period.

         "DEBT" means, as to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business) or evidenced by bonds, notes, debentures or similar instruments, (ii) all obligations of such Person under leases that are required to be capitalized under GAAP, (iii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (iv) all Debt of others guaranteed by such Person.

          "DEBT COVERAGE RATIO" means a fraction, the numerator of which is the Net Operating Income from a Project for the applicable calendar month and the denominator of which is the sum of (i) an amount equivalent to interest on the Project Loan for such Project during such calendar month at a per annum rate of interest equal to the DCR Rate, and (ii) an amount determined as of the beginning of the same calendar month which, if paid monthly, would fully amortize the outstanding principal balance of such Project Loan on a straight-line basis in 25 years, if computed prior to the Second Extension Period, and 23 years, in connection with calculations for obtaining the Second Extension and during the Second Extension Period.

         "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "DEFAULTING LENDER" is defined in Section 3.1.

         "DEFICIENCY NOTICES" means, with respect to a Project, all notices and other written communications from any Agency, Governmental Authority or agent which licenses, regulates, certifies, accredits or evaluates the Project Related Persons, the Project or the Project Related Persons' operation of the Project alleging that a Project Related Person, the Project or a Project Related Person's operation of the Project in whole or in part fails to comply or, if corrective action is not taken, shall fail to comply, in a manner which would cause a Material Adverse Change, with, any or all of the Agency's or Governmental Authority's requirements for and conditions of licensing, regulation, certification or accreditation by or participation in programs of the Agency or Governmental Authority or otherwise relating to the continuous operation of all or any portion of the Project or a Project Related Person's programs or its eligibility or entitlement to receive reimbursement from any Agency or Governmental Authority.

         "EBITDAR" means for any period, for any Person (including consolidated entities), determined in accordance with GAAP, the sum of (a) the net income (or net loss) plus (b) all amounts treated as expenses for depreciation, Interest Expense and the amortization of intangibles (including deferred finance charges) of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss), plus (d) all rental expense; all of the foregoing without duplication.

         "EBITDAR COVERAGE" means EBITDAR divided by the sum of (i) all interest expense as defined by GAAP, net of interest income, and (ii) lease expense as defined by GAAP.

         "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender, or
(b) is consented to as an Eligible Transferee by Agent and, so long as no Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "EVENT OF DEFAULT" has the meaning given it in Section 8.1.

         "EXTENSION PERIOD" means, with respect to a Project Loan, the First Extension Period or Second Extension Period, as the case may be.

         "FINANCING STATEMENTS - BORROWER" means financing statements substantially in the form attached as Exhibit E.

         "FINANCING STATEMENTS - COMPANY" means financing statements substantially in the form attached as Exhibit H.

         "FINANCING STATEMENTS - LESSEE" means financing statements substantially in the form attached as Exhibit G.

         "FIRST EXTENSION PERIOD" means, with respect to a Project Loan, a period of twelve (12) months commencing on the first day after the Project Loan Maturity Date for such Project Loan.

         "FISCAL QUARTER" means a three-month period ending on the last day of March, June, September or December of any year.

         "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Company and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Company and its Consolidated subsidiaries may be prepared in accordance with such change after notice of such change is given to Agent.

         "GFB" means Guaranty Federal Bank, F.S.B, in its capacity as a Lender hereunder.

         "GUARANTOR" means the Company.

         "GUARANTEED DEBT" means all Debt of others guaranteed by the Company whether by (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, the purpose of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation.

         "HAZARDOUS MATERIALS" means, with respect to a Project, in addition to all "hazardous substances" described in the Mortgage, any hazardous or infectious medical waste, including, without limitation, cultures and stocks of infectious agents and associated biologicals, pathological wastes, human and animal blood specimens and blood products, anatomical materials, blood, blood-soiled articles, contaminated materials, micro-biological laboratory waste, sharps, chemical waste, infectious waste, chemotherapeutic waste and radioactive waste.

         "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Advances. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender. To the extent that Chapter 303 of the Texas Finance Code is applicable, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling, provided that, if any applicable law permits greater interest, the law permitting the greater interest shall apply.

         "INITIAL ADVANCE" means, with respect to each Project Loan, the first Advance under such Project Loan.

         "INITIAL FINANCIAL STATEMENTS" means, (i) the audited annual Consolidated and consolidating financial statements of the Company and its subsidiaries dated as of December 31, 1997 and (ii) the unaudited quarterly Consolidated and consolidating financial statements of the Company and its subsidiaries dated as of September 30, 1998.

         "INTEREST PERIOD" means, with respect to each particular LIBOR Advance in a Borrowing under a Project Loan, a period of 1, 2, or 3 months (or if available, 4, 5, 6, 9 or 12 months), as specified in the Request for Advance applicable thereto, beginning on and including the date specified in such Request for Advance (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the Project Loan Maturity Date for such Project Loan.

          "LATE PAYMENT RATE" means, at the time in question, four percent (4.0%) per annum plus the Base Rate then in effect; provided that, with respect to any LIBOR Advance with an Interest Period extending beyond the date such LIBOR Advance becomes due and payable, "LATE PAYMENT RATE" shall mean four percent (4.0%) per annum plus the related LIBOR Adjusted Rate. The Late Payment Rate shall never exceed the Highest Lawful Rate.

         "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LEASE AGREEMENT" means, with respect to a Project, a lease of that Project between Borrower, as lessor, and Lessee, as lessee.

         "LENDERS" means each signatory hereto (other than Borrower) including GFB and the successors or assignees of each such party as holder of a Note.

         "LENDING OFFICE" means, with respect to any Lender, the office, branch, or agency through which it funds its LIBOR Advances; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "LESSEE" means the lessee under a Lease Agreement.

         "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR ADVANCE" means an Advance which is properly designated as a LIBOR Advance pursuant to Section 2.3 or 2.4. Each LIBOR Advance shall in no event be less than $500,000 and must be an integral multiple of $100,000.

         "LIBOR ADJUSTED RATE" means, with respect to each particular LIBOR Advance, the rate per annum (expressed as a percentage) calculated by Agent to be equal to the sum of (a) the quotient of the LIBOR Rate for the LIBOR Advance and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of 1%, and (b) the Applicable LIBOR Margin. No LIBOR Adjusted Rate shall ever exceed the Highest Lawful Rate.

         "LIBOR REFERENCE SOURCE" means the display for eurodollar rates provided on The Bloomberg (a data service), viewed by accessing the global deposits segment of money market rates; or, at the option of Agent, the display for eurodollar rates on such other service selected from time to time by Agent and determined by Agent to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

          "LIBOR RATE" means, the rate determined by Agent (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the particular LIBOR Advance and the related Interest Period, as set forth on the LIBOR Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

         "LICENSES" means, with respect to a Project, any and all licenses, certificates of need, certificate of need waivers, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Project, accreditation of the Project, and/or the participation or eligibility for participation in any third party payor or reimbursement programs (but specifically excluding any and all Participation Agreements), any and all operating licenses issued by any Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," and any and all licenses relating to the operation of food or beverage facilities or amenities, if any.

         "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LOAN" has the meaning given it in Section 2.1.

         "LOAN APPLICATION" means a loan application substantially in the form of Exhibit M.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents and instruments and writings at any time delivered in connection herewith or therewith.

         "LOANS TO ONE BORROWER AFFIDAVIT" means a Loan to One Borrower Affidavit substantially in the form of Exhibit P to be delivered for the benefit of GFB.

         "MAJORITY LENDERS" means the Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3 %).

         "MANAGED CARE PLANS" means, with respect to a Project, any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, referral service or similar arrangement, entity, organization, or Person.

         "MANAGEMENT AGREEMENT" means, with respect to a Project, a Management Agreement or Assisted Living Consultant and Operations Agreement approved by Agent.

         "MANAGER" means, with respect to a Project, the Company or a manager approved by Agent.

         "MATERIAL ADVERSE CHANGE" means a material and adverse change to (a) any Related Person's financial condition, (b) the operations or properties of any Related Person, (c) any Related Person's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "MORTGAGE" means a Deed of Trust, Mortgage and Security Agreement or Mortgage and Security Agreement, conveying a Project to the Trustee named therein or Agent, as the case may be, to secure the payment of the Obligations, substantially in the form attached as Exhibit N.

         "NET OPERATING INCOME" means the gross income received from the operation of a Project for the period in question, less expenses incurred and/or paid in connection with the operation and maintenance of the Project that are allocable to such period (based upon an assumed management fee of five percent (5%) and annual capital expenditures equal to the greater of $200 per unit and actual capital expenditures), computed without regard to and before reduction of depreciation, amortization or debt service, but otherwise in accordance with GAAP.

         "NET WORTH" means, at any time, the sum of shareholders' equity in the Company according to GAAP plus convertible Subordinated Debt of the Company, if any.

         "NOTES" has the meaning given it in Section 2.2. "NOTE" means any one of the Notes.

         "NOTICE AND AGREEMENT" means an instrument executed pursuant to Subsection 26.02 of the Texas Business and Commerce Code, substantially in the form attached as Exhibit O.

         "OBLIGATIONS" means all Liabilities from time to time owing by any of the Related Persons to any Bank Party under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.


         "OPERATING AGREEMENTS AND MANAGEMENT CONTRACTS" means, with respect to a Project, any and all contracts and agreements previously, now or at any time hereafter entered into by the Project Related Persons with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Project or otherwise concerning the operations and business of the Project, including, without limitation, a Management Agreement, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, therapy referral, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Project.

         "PARTICIPATION AGREEMENTS" means, with respect to a Project, any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Project Related Persons relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare, Medicaid, CAMPUS, VA and other third party payers.

         "PATIENT ADMISSION AGREEMENTS" means, with respect to a Project, any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any patient or other Person seeking services from the Project Related Persons pursuant to which the Project Related Persons provide or furnish long-term care and related services at the Project, including the consent to treatment and assignment of the payment of benefits by a third party.

         "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.2 or 2.6, in any Request for Advance or when no Advances are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule attached hereto or any schedule delivered by Agent pursuant to Section 10.5(c)(ii), and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Advances at the time in question, by (ii) the sum of the aggregate unpaid principal balance of all Advances at such time.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "POST-FORECLOSURE PLAN" has the meaning given to such term in Section 9.10.

         "PRESCRIBED FORMS" has the meaning given to such term in Section 3.6.

         "PROJECT" and "PROJECTS" have the meaning given to such terms in
Section 2.1. Each Project shall be an assisted living facility.

         "PROJECT CLOSING" has the meaning given to such term in Section 4.1.

         "PROJECT COSTS" means the costs to refinance and lease up a Project.

         "PROJECT LOAN" has the meaning given to such term in Section 2.1.

         "PROJECT LOAN AGREEMENT" has the meaning given to such term in Section 2.2.
         "PROJECT LOAN CERTIFICATE" has the meaning given to such term in
Section 2.2.

         "PROJECT LOAN CLOSING DATE" means the date upon which the Initial Advance of the Project Loan for a particular Project is made. In no event may a Project Loan Closing Date be after the Commitment Period.

         "PROJECT LOAN DOCUMENTS" means the Loan Documents executed in connection with a particular Project Loan and the related Project.

         "PROJECT LOAN MATURITY DATE" means, with respect to a particular Project Loan, the date which is thirty (30) months after the Project Loan Closing Date for such Project Loan.

         "PROJECT RELATED PERSONS" means, with respect to a Project, the Borrower, the Lessee under the Lease Agreement for such Project and any Sublessee or Manager. "PROJECT RELATED PERSON" means any one of the Project Related Persons.

         "REGISTER" has the meaning given to such term in Section 10.5(f).

         "RELATED PERSONS" means the Borrower and Company. "RELATED PERSON" means any one of the Related Persons.

         "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

         "RESERVE REQUIREMENT" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency Liabilities" for the applicable term of a Project Loan, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required by the Federal Reserve System to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in this Agreement or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of "LIBOR Rate" set forth above.

         "RESIDENT AGREEMENTS" means, with respect to a Project, any and all contracts and agreements executed by, or on behalf of any resident or other Person seeking residency or occupancy in the Project and related services from the Project Related Persons.

         "SECOND EXTENSION PERIOD" means, with respect to a Project Loan, a period of twelve (12) months commencing on the first day after the expiration of the First Extension Period.

         "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule with respect to each Project and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by or caused to be delivered by the Related Persons to Agent or the Lenders in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of the Related Persons' other duties and obligations under the Loan Documents.

         "SECURITY SCHEDULE" means Schedule 1 hereto.

         "SENIOR DEBT" means the Consolidated Debt of the Company which is not Subordinated Debt.

         "SNDA" means a Subordination, Nondisturbance and Attornment Agreement substantially in the form attached as Exhibit X.

         "SUBLEASE AGREEMENT" means, with respect to a Project, a sublease of that Project between a Lessee, as sublessor, and Sublessee, as sublessee.

         "SUBLESSEE" means the Company.

         "SUBORDINATED DEBT" means

                  (i) the Company's $143,750,000 aggregate original principal amount of 5.25% convertible subordinated debentures due December 15, 2002;

                  (ii) the Company's $50,000,000 aggregate original principal amount of 7.00% convertible subordinated debentures due June 1, 2004;

                  (iii) the Company's $35,000,000 aggregate original principal amount of 6.75% convertible subordinated debentures due June 30, 2006;

                  (iv) Consolidated Debt of the Company which is subordinated to payment of the Obligations on terms comparable to those contained in any of the indentures related to the Subordinated Debt described in the foregoing clauses (i), (ii) and (iii); and

                  (v) Consolidated Debt of the Company which is subordinated to payment of the Obligations in a manner approved by Agent.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned more than fifty percent by such Person.

         "SUBORDINATION OF MANAGEMENT AGREEMENT" means a Subordination of Management Agreement substantially in the form attached as Exhibit U.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "TANGIBLE NET WORTH" means, with respect to a Person, the remainder of
(i) all assets of the Person, other than intangible assets (including as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets, leases required to be capitalized on the Person's financial statements under GAAP, and any unallocated excess costs of investments in subsidiaries over equity in underlying net assets at dates of acquisition), minus (ii) all indebtedness of the Person and its subsidiaries required to be included in the Person's balance sheet under GAAP, but excluding obligations under capitalized leases.

         "TOTAL CAPITAL" means, at any time, the sum of Net Worth and Total Funded Debt.

         "TOTAL FUNDED DEBT" means, at any time, the aggregate amount of the Company's Senior Debt, including contingent liabilities created by way of Guaranteed Debt.

         "TREASURY NOTE RATE" means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The term "Business Day" as used in this paragraph means a day on which banks are open for business in New York, New York.

         "TREASURY BASED RATE" means a rate per annum equal to the Treasury Note Rate plus two and one-quarter percent (2.25%).

         "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "TYPE" means, with respect to any Advances, the characterization of such Advances as either Base Rate Advances or LIBOR Advances.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement or any other Loan Document which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, supplements, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, supplement, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "THIS AGREEMENT", "THIS INSTRUMENT", "HEREIN", "HEREOF", "HEREBY", "HEREUNDER" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "THIS SECTION" and "THIS SUBSECTION" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The foregoing shall apply to all Loan Documents.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Advances and of fees and other charges shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.6 or with respect to the LIBOR Adjusted Rate, LIBOR Rate, Business Day or Interest Period, shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                             ARTICLE II - The Loans

         Section 2.1. Commitments to Lend. Subject to the terms and conditions hereof, the Lenders agree to make loans to Borrower in an amount up to $50,000,000 in the aggregate (the "Loan") to fund the costs of financing assisted living facilities (each such facility being referred to herein as a "PROJECT" and collectively as the "PROJECTS"). The Loan funds allocated to finance a particular Project and the loan of such allocated funds by Lenders with respect to that Project are referred to herein as a "PROJECT LOAN". The aggregate amount of all Project Loans may not exceed $50,000,000. Amounts borrowed and repaid hereunder may not be reborrowed hereunder.

         Section 2.2. Project Loans

                 (a) The parties contemplate that there will be a series of Project Loans comprising the Loan (with a Project Loan for each Project); provided, however, no Lender shall have an obligation to make advances hereunder with respect to a particular Project until such time as Lenders have approved a Project Loan for such Project in accordance with the terms hereof. Each advance made by Lenders to Borrower under a Project Loan is referred to herein as an "ADVANCE" and collectively as "ADVANCES". Each Lender's Advances under a Project Loan shall not exceed such Lender's Percentage Share of the Project Loan.

                 (b) A Project Loan may not exceed the lesser of (1) an amount equal to eighty percent (80%) of the Project's cash cost to reach stabilization, or (2) an amount equal to seventy-five percent (75%) of the stabilized appraised value of the Project. The aggregate amount of all Advances with respect to a Project Loan may not exceed the amount of the Project Loan. Borrower shall apply all funds from Advances under a Project Loan to the Project Costs for the Project related to such Project Loan.

                 (c) Advances will be made under a Project Loan only upon compliance with the terms of a Project Loan Agreement (herein so called) between Borrower, the Company and Agent substantially in the form of Exhibit S and the terms of this Agreement.

                 (d) Each Project Loan shall be evidenced by one or more notes (each herein called a "NOTE") made by Borrower payable to an individual Lender and in an amount equal to such Lender's Percentage Share of the Project Loan, in the form of Exhibit A. All promissory notes delivered in connection with the Project Loans are referred to as the "NOTES"). The amount of principal owing on a Project Loan at any given time shall be the aggregate amount of all Advances theretofore made under the Project Loan minus all payments of principal theretofore received by the Lenders on the Project Loan. Interest on the Project Loan shall accrue and be due and payable as provided herein.

                 (e) In connection with the closing of a Project Loan, Borrower shall deliver to Agent a Project Loan Certificate (herein so called) in the form of Exhibit R with respect to the Project Loan.

         Section 2.3. Requests for Advances. Borrower must give to Agent written notice of any requested Advance under a Project Loan to be advanced by Lenders. Each such notice constitutes a "REQUEST FOR ADVANCE" hereunder and must:

                 (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Advances and the date on which such Base Rate Advances are to be advanced, or (ii) the aggregate amount of any such Borrowing of new LIBOR Advances and the date on which such LIBOR Advances are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period;

                 (b) be received by Agent not later than 10:00 a.m., Dallas, Texas time, the third Business Day preceding the day on which any such Base Rate Advances or LIBOR Advances are to be made; and

                 (c) shall designate the Project Loan to which such Request for Advance applies.

Each such written request or confirmation must be made in the form and substance of the "REQUEST FOR ADVANCE" attached hereto as Exhibit B, duly completed. Upon receipt of any such Request for Advance, Agent shall give each Lender prompt notice of the terms thereof. If Agent notifies each Lender that all conditions precedent to such new Advances have been met pursuant to the terms of the related Project Loan Agreement, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make such Advances available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its new Advance available to Agent, such Lender agrees to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at the Federal Funds Rate. If such Lender does not pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon at the Late Payment Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Advance, but no Lender shall be responsible for the failure of any other Lender to make any new Advance to be made by such other Lender.

         Section 2.4. Continuations and Conversions of Existing Advances. With respect to a Project Loan, Borrower may make the following elections with respect to Advances already outstanding under such Project Loan: to convert Base Rate Advances to LIBOR Advances, to convert LIBOR Advances to Base Rate Advances on the last day of the Interest Period applicable thereto, or to continue LIBOR Advances beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections with respect to a Project Loan and Advances thereunder, Borrower may combine existing Advances made pursuant to separate Borrowings into one new Borrowing or divide existing Advances made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice of any such conversion or continuation of existing Advances, with a separate notice given for each new Borrowing. Each such notice constitutes a "CONTINUATION/CONVERSION NOTICE" hereunder and must:

                 (a) specify the existing Advances which are to be continued or converted and the Project Loan to which such Advances relate;

                 (b) specify (i) the aggregate amount of any Borrowing of Base Rate Advances into which such existing Advances are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of LIBOR Advances into which such existing Advances are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such LIBOR Advances), and the length of the applicable Interest Period; and

                 (c) be received by Agent not later than 10:00 a.m., Dallas, Texas time, on the third Business Day preceding the day on which any such continuation or conversion to LIBOR Advances is to occur.

Each such written request or confirmation must be made in the form and substance of the "CONTINUATION/CONVERSION NOTICE" attached hereto as Exhibit C, duly completed. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/ Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Event of Default, Borrower may not make any election to convert existing Advances into LIBOR Advances or continue existing Advances as LIBOR Advances. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing LIBOR Advances at least three days prior to the end of the Interest Period applicable thereto, such LIBOR Advances shall automatically be converted into Base Rate Advances at the end of such Interest Period. No new funds shall be advanced by any Lender in connection with any continuation or conversion of existing Advances pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Advances. Notwithstanding anything to the contrary contained herein, Borrower shall have no more than three (3) LIBOR tranches of Advances in effect at any time with respect to a Project Loan.

         Section 2.5. Use of Proceeds. In no event shall the funds from any Advances be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.6. Fees.

                 (a) Master Facility Fee. In consideration of the execution of this Agreement by Lenders, the Related Persons shall pay to Agent for the account of the Lenders a master facility fee of $62,500 on the date hereof.

                 (b) Reaffirmation Fee. Provided no Default exists, the Related Persons may extend the Commitment Period for a period of twelve (12) months, upon payment to Agent for the account of the Lenders of a reaffirmation fee equal to one-eighth percent (.125%) of the unused portion of the Commitment. This reaffirmation fee shall be due and payable on or before the expiration of the original stated maturity of the Commitment Period.

                 (c) Project Loan Commitment Fee. In consideration of the making of a Project Loan, Borrower shall pay to Agent for the account of Lenders a commitment fee equal to three-fourths percent (0.75%) of the amount of such Project Loan on the Project Loan Closing Date for such Project Loan.

                 (d) Modification Fees. In consideration of Lenders' review and processing of any amendment, waiver or other modification of any Loan Document, the Related Persons will pay to Agent, if so requested, for the account of Lenders a modification fee in the aggregate amount of $1,000 for each such amendment, waiver or modification, due and payable on the effective date thereof.

         Section 2.7. Extension of Project Loan Maturity Date. With respect to a Project Loan, Borrower shall have the right and option to extend the Project Loan Maturity Date for such Project Loan (a) to a date ending upon the expiration of the First Extension Period, and (b) upon expiration of the First Extension Period, to a date ending upon the expiration of the Second Extension Period, each such extension being subject to the conditions that:

                 (a) Borrower shall have notified Agent in writing of its exercise of each such extension at least thirty (30) days (x) prior to the Project Loan Maturity Date, in the case of the first such extension, and (y) prior to the end of the First Extension Period, in the case of the second such extension;

                 (b) on the date of such written notice and on the date of commencement of the applicable Extension Period, there shall exist no Default or Event of Default;

                 (c) such written notice given pursuant to clause (a) above shall be accompanied by a fee in the amount of three-eighths percent (.375%) of the stated principal amount of the Project Loan for the First Extension Period, and five-eighths percent (.625%) of such stated principal amount for the Second Extension Period;

                 (d) at or before the commencement of the First Extension Period, Borrower shall deliver to the Agent evidence satisfactory to Agent that the operation of the Project related to the Project Loan has achieved a Debt Coverage Ratio of at least 1.2 to 1 for a period of three (3) consecutive months prior to the beginning of the First Extension Period and at or before the commencement of the Second Extension Period, Borrower shall deliver to the Agent evidence satisfactory to the Agent that the operation of the Project related to the Project Loan has achieved a Debt Coverage Ratio of at least 1.3 to 1 for a period of three (3) consecutive months prior to the beginning of the Second Extension Period;

                 (e) on the date of each such written notice, the fair market value of the Project shall be in an amount such that the related Project Loan is less than 75% of the appraised value of the Project and Agent, at its option, may obtain an appraisal at Borrower's expense in order to confirm such ratio;

                 (f) upon each such extension, the Related Persons shall have executed such documents as Agent deems reasonably appropriate to evidence such extensions and shall have delivered to Agent an endorsement to the mortgagee policy of title insurance insuring the lien of the Mortgage, stating that the coverage of such policy has not been reduced or terminated by virtue of such extension; and

                 (g) the Company shall be the lessee under the Lease Agreement for the Project related to the Project Loan.

provided, however, the Second Extension Period shall not come into effect unless the First Extension Period shall have been in effect. Commencing on the first day of the month following commencement of the First Extension Period and on the first day of each month thereafter during the First Extension Period, Borrower shall pay an installment of principal on the Project Loan in the amount necessary to fully amortize the outstanding balance of the Project Loan over a twenty-five (25) year period on a straight-line basis, which installment is in addition to accrued interest due on each such date. Commencing on the first day of the month following commencement of the Second Extension Period, Borrower shall pay an installment of principal on the Project Loan in the amount necessary to fully amortize the outstanding balance of the Project Loan over a twenty-three (23) year period on a straight-line basis, which installment is in addition to accrued interest due on each such date. All payments of principal shall be credited first against principal amounts bearing interest at the Base Rate and then toward the payment of LIBOR Advances. Payments of LIBOR Advances shall be applied in such manner as Borrower shall select; provided, however, that Borrower shall select LIBOR Advances to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Borrower shall fail to select the LIBOR Advances to which such payments are to be applied, or if a Default has occurred and is continuing at the time of payment, then Agent shall be entitled to apply the payment to such LIBOR Advances in the manner it deems appropriate. Borrower shall compensate the Bank Parties for any losses incurred by virtue of any payment of those portions of the Project Loan accruing interest at the LIBOR Adjusted Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Agreement, and any payment received pursuant to this Section
2.7 shall be applied first to losses incurred by the Bank Parties by reason of such payment.

         Section 2.8. Lease and Sublease. (a) Borrower has informed Agent that each Project will be subject to a Lease Agreement, Management Agreement and, in some instances, a Sublease Agreement, each of which shall be subject and subordinate to the Mortgage on the Project. Borrower acknowledges that each Lease Agreement and Management Agreement (or Sublease Agreement, as the case may be) is subject to the approval of Agent in its reasonable discretion. Assuming Agent has approved the Lease Agreement and Management Agreement (or Sublease Agreement, as the case may be) for a Project, Agent will enter into an SNDA with the parties to the Lease Agreement. In addition, the parties to the Lease Agreement and Management Agreement (or Sublease Agreement, as the case may be) shall execute and deliver to Agent a Collateral Assignment, Subordination of Management Agreement and Security Agreement.

        (b) The Loan Documents have been prepared on the assumption that each Project will be leased and the Lessee will enter into a Management Agreement with Manager. If Borrower elects not to lease a Project or a Lessee elects to sublease a Project, the Related Persons acknowledge that adjustments to the Loan Documents may be necessary. The Related Persons agree that, in such event, the Loan Documents will be modified, at the expense of the Related Persons, to accommodate any such change. The modified Loan Documents must be satisfactory to the Bank Parties in their reasonable discretion.

        (c) The Bank Parties acknowledge that upon a Project achieving stabilization, the Lease Agreement covering such Project will be assigned to the Company and the Management Agreement terminated. The Bank Parties consent to such assignment and termination provided the Company assumes all of the obligations of the lessee under the Lease Agreement and any other Loan Documents to which the lessee is a party, upon terms reasonably satisfactory to Agent and at the expense of the Related Persons. In addition, the Company shall execute such financing statements and other documents as shall reasonably be requested by Agent.


                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Each Related Person will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the offices of Agent. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

                 (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.7 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

                 (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

                 (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

                 (d)  last, for the payment or prepayment of any other
         Obligations.

Prior to an Event of Default, moneys collected or received by Agent with respect to a particular Project shall be applied in the manner above against Obligations under the Project Loan related to such Project. All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection. Notwithstanding anything to the contrary contained herein, in the event any Lender shall have failed to make an Advance as contemplated under Section 2.3 hereof (a "DEFAULTING LENDER") and the Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the amount of such Defaulting Lender or Lenders shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to Agent or the Lender or Lenders who funded such Advance or Advances.

         Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party, the Related Persons will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank Party's Advances, or participations in commitments under this Agreement.

         Section 3.3. Increased Cost of LIBOR Advances. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

                 (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any LIBOR Advance or otherwise due under this Agreement in respect of any LIBOR Advance (other than taxes imposed on the overall net income of such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located); or

                 (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any LIBOR Advance (excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of LIBOR Adjusted Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

                 (c) shall impose on any Bank Party or the interbank eurocurrency deposit market any other condition affecting any LIBOR Advance, the result of which is to increase the cost to any Bank Party of funding or maintaining any LIBOR Advance or to reduce the amount of any sum receivable by any Bank Party in respect of any LIBOR Advance by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Bank Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) the Related Person shall pay such amount to Agent for the account of such Bank Party and (ii) Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Advances into Base Rate Advances.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain LIBOR Advances, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars (i.e., "eurodollars") or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any LIBOR Advance are not available to it, or
(c) any Bank Party determines that the formula for calculating the LIBOR Adjusted Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrower and Agent, Borrower's right to elect LIBOR Advances from such Bank Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all LIBOR Advances of such Bank Party which are then outstanding or are then the subject of any Request for Advances and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Advances of such Bank Party. The Related Persons agree to indemnify each Bank Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, the Related Persons will indemnify each Bank Party against, and reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain LIBOR Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a LIBOR Advance on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of an Advance made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Advance to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of a Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any LIBOR Advance into a Base Rate Advance or into a different LIBOR Advance on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.6. Reimbursable Taxes. The Related Persons covenant and agree that:

                 (a) The Related Persons will indemnify each Bank Party against and reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any LIBOR Advances (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "REIMBURSABLE TAXES" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

                  (b) All payments on account of the principal of, and interest on, each Bank Party's Notes, and all other amounts payable by the Related Persons to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of the Related Persons. In the event of the Related Persons being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, the Related Persons shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If the Related Persons should make any deduction or withholding as aforesaid, the Related Persons shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

                 (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any LIBOR Advance, Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such LIBOR Advance into a Base Rate Advance, but such election shall not diminish the Related Persons' obligation to pay all Reimbursable Taxes.

                 (d) Notwithstanding the foregoing provisions of this section, each of the Related Persons shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Bank Party, other than a Bank Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to the Related Persons) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if a Related Person shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank Party may reasonably request for assisting such Bank Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank Party is subject to tax. As used in this section, "PRESCRIBED FORMS" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of
         (x) an income tax treaty between the United States and the country of residence of the Bank Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit the Related Persons to make payments hereunder for the account of such Bank Party free of such deduction or withholding of income or similar taxes.

         Section 3.7. Reimbursement Requests; Replacement of Lenders.

                 (a) Notwithstanding anything in this Agreement to the contrary, (i) no Bank Party shall be entitled to compensation or payment or reimbursement of other amounts under Sections 3.2 through
         3.6 incurred or accruing more than ninety (90) days prior to the giving of notice to the Company (on behalf of any Related Person) of additional costs or other amounts of the nature described in such Sections, and (ii) no Bank Party shall demand compensation, payment or reimbursement under Section 3.2 if it shall not at the time be the general policy or practice of such Bank Party to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

                 (b) If any Bank Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety (90) days thereafter -- provided no Event of Default then exists -- the Related Persons shall have the right (unless such Bank Party withdraws its request for additional compensation) to replace such Bank Party by requiring such Bank Party to assign its Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to the Related Persons, provided that: (i) all Obligations of the Related Persons owing to such Bank Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Bank Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Notes being assigned by paying to such Bank Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Related Persons, Agent, such Bank Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of the Related Persons under this section, however, the Related Persons may not replace any Bank Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless the Related Persons are at the same time replacing all Bank Parties which are then seeking such compensation.


                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Application for a Project Loan.

                 (a) At such time as Borrower shall desire to obtain a Project Loan with respect to a particular Project, Borrower shall submit to Agent (a) a Loan Application for the Project Loan (accompanied by a $10,000 due diligence deposit and $3,500 nonrefundable application fee), (b) a description of the applicable Project, together with an analysis of the local market conditions applicable thereto, and (c) a preliminary budget of all Project Costs with respect to the Project. The Bank Parties shall review the Loan Application and accompanying information, and Borrower shall supply Agent with such additional information regarding the acquisition, development, construction or operation of the Project as Agent may reasonably require. Approval or disapproval of the requested Project Loan shall be at the sole discretion of the Lenders. If the Project Loan is approved, the Borrower and the Bank Parties shall then pursue a closing (the "PROJECT CLOSING") of the Project Loan in accordance with the terms and conditions of this Agreement.

                 (b) Once a Project Loan has been approved for a Project, no Lender has an obligation to make the Initial Advance under the Project Loan unless Agent shall have received (1) all items described on the Pre-Closing Document List attached as Exhibit L with respect to the Project (including an appraisal and environmental report) and each of such items shall be satisfactory to the Bank Parties in their sole discretion, and (2) all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to the Bank Parties with respect to the Project:

                      (1)     each of the Security Documents;

                      (2) favorable opinion of counsel for the Related Persons; and

                      (3) in addition to the Security Documents, all documents, agreements and instruments required under Section
                  5.1 of the Project Loan Agreement, each in form satisfactory to the Bank Parties in their sole discretion.

                 (c) Unusual State Requirements. Agent may employ counsel in each state in which a Project is located to advise Agent on local law matters and to revise the Loan Documents to conform to local law and customary practice of sophisticated lenders in such state. Agent will, however, inform its local counsel that the form of the Loan Documents has already been negotiated and local counsel is to limit its comments accordingly. Nevertheless, in the event local counsel advises Agent that certain revisions to the Loan Documents are necessitated by local law issues, the Loan Documents will be revised accordingly. Further, in the event local counsel advises Agent that because of local law issues (such as a one-action rule) it is advisable to execute Loan Documents in a form different from that previously negotiated, the Related Persons shall, as a further condition to Borrower obtaining the affected Project Loan, execute or cause to be executed such documents as are reasonably proposed by Agent and modify where necessary existing and future Loan Documents to recognize issues raised by such local law issues.

         Section 4.2. Additional Conditions Precedent to Initial Advance. Once a Project Loan has been approved for a Project, no Lender has any obligation to make the Initial Advance under the Project Loan unless the following conditions precedent have been satisfied:

                 (a) In the event more than sixty (60) days shall have passed since the Bank Parties' approval of the Project Loan for the Project, Borrower shall have provided Agent such information as Agent may reasonably request with respect to matters provided Agent in connection with the Loan Application which may no longer be current and such updated information shall be satisfactory to the Bank Parties in all respects.

         Section 4.3. Additional Conditions Precedent. No Lender has any obligation to make any Advance under a Project Loan unless the following conditions precedent have been satisfied:

                 (a) All representations and warranties made by the Related Persons in any Loan Document shall be true on and as of the date of such Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

                 (b) No Default shall exist at the date of such Advance.

                 (c No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, either of the Related Persons' financial condition or businesses.

                 (d Each of the Related Persons shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

                 (e The making of such Advance shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

                 (f With respect to a particular Project, the Project Related Persons shall have satisfied all material conditions set forth in the Project Loan Agreement for such Project.

                 (g Payment of all commitment, facility, agency and other fees then due and required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         Section 4.4. Releases. In the event Borrower intends to pay a Project Loan in full and desires to obtain a release of the lien of the Mortgage and any other Security Document filed against the Project related to such Project Loan, Borrower shall give Agent fifteen (15) days prior written notice thereof. Upon payment in full of the Project Loan together with all other obligations thereunder including interest accrued thereon, Agent, at Borrower's expense, will release the lien of the Mortgage and any other Security Document filed against the Project related to such Project Loan provided (i) no Default exists on the date of release, and (ii) the collective Debt Coverage Ratio for the other Projects on the date of release is at least 1.15 to 1, if the requested release is on or before January 1, 2000, at least 1.25 to 1, if the requested release is after January 1, 2000 but before January 1, 2001, and at least 1.3 to 1 if the requested release is after January 1, 2001.


                   ARTICLE V - Representations and Warranties

         To confirm each Bank Party's understanding concerning the Related Persons and the Related Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, the Related Persons represent and warrant to each Bank Party that:

         Section 5.1. Organization and Good Standing. Each Related Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.

         Section 5.2. Authorization. Each Related Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.3. No Conflicts or Consents. The execution and delivery by the Related Persons of the Loan Documents to which it is a party, the performance of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of the Related Persons, or (3) any agreement, judgment, license, order or permit applicable to or binding upon the Related Persons, (ii) result in the acceleration of any Debt owed by the Related Persons, or (iii) result in or require the creation of any Lien upon any assets or properties of the Related Persons except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by the Related Persons of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.4. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights and general principles of equity and except as enforcement of a Collateral Assignment and Security Agreement may be limited by or subject to laws applicable to healthcare providers and healthcare facilities.

         Section 5.5. Initial Financial Statements. The Initial Financial Statements fairly present the Company's Consolidated financial position at the respective dates thereof. Between the date of the Initial Financial Statements and the date hereof, no Material Adverse Change has occurred with respect to the Company, except as reflected in the quarterly Initial Financial Statements. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.6. Other Obligations and Restrictions. No Related Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to the Related Person or material with respect to the Related Person's financial condition and not disclosed in writing to the Bank Parties. Except as disclosed in writing to the Bank Parties, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.7. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to the Related Persons (other than industry-wide risks normally associated with the types of businesses conducted by the Related

Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to the Related Persons that has not been disclosed to Agent in writing which could cause a Material Adverse Change.

         Section 5.8. Litigation. Except as disclosed in writing to Agent: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Related Persons threatened, against the Related Persons before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against the Related Persons which could cause a Material Adverse Change.

         Section 5.9. ERISA Plans and Liabilities. The Related Persons have not in the past and do not presently maintain any "employee benefit plan" as defined in Section 3(3) of ERISA.

         Section 5.10. Names and Places of Business. Except as disclosed on
Schedule 2, no Related Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name with respect to a Project. The chief executive office and principal place of business of the Related Persons is and has been since formed located at the address of the Related Persons set out on Schedule 2.

         Section 5.11. Insider. No Related Person or any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of a Related Person is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank Party is a Subsidiary.

         Section 5.12. Environmental and Other Laws. (i) The Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including those pertaining to environmental matters; (ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any such waste, substance, or constituent; (iii) no Related Person (and to the best knowledge of the Related Persons, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any hazardous or toxic waste, substance or constituent or that any such waste, substance or constituent has been improperly released, or is improperly stored or disposed of, upon any property of any Related Person; and (iv) no Related Person otherwise has any known material contingent liability in connection with the release into the environment, or the storage or disposal, of any such waste, substance or constituent.

         Section 5.13. Subsidiary. Borrower is a wholly-owned Subsidiary of the Company.

         Section 5.14. Participation Agreements. No Project Related Person is a party to any Participation Agreements.


                       ARTICLE VI - Affirmative Covenants

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, each Related Person warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Related Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply in all material respects with every covenant, term and condition expressed or implied in the Loan Documents.

         Section 6.2. Books, Financial Statements and Reports. Each Related Person will at all times maintain full and accurate books of account and records. The Company will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent at the Company's expense:

                      (i) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, complete Consolidated financial statements of the Company and its Subsidiaries together with all notes thereto and all consolidating working papers, prepared in reasonable detail in accordance with GAAP, together with an opinion based on an audit using generally accepted auditing standards, by a "Big Five" accounting firm, or other independent certified public accountants selected by the Company and reasonably acceptable to Agent, stating that such Consolidated financial statements have been so prepared. The financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of operations, owner's equity and cash flows for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Such financial statements shall be accompanied by an unaudited consolidating financial statement.

                      (ii)  Intentionally Omitted.

                      (iii) As soon as available, and in any event within
                  forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an internally prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of the Company's and its Subsidiaries' income for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP and accompanied by a consolidating financial statement, subject to changes resulting from normal year-end adjustments.

                      (iv) Once each month within thirty (30) days after month end, unaudited monthly financial statements of the operations of the Project, prepared in accordance with GAAP by the Company, in its role as Manager, Lessee or Sublessee, as the case may be, which statements shall include an operating statement for the month then ended, together with census data of the Project as of the end of such month, certified by a representative of the Company to be true and correct to the best of the representative's knowledge and belief. Such statements shall also be prepared on a "rolling" quarterly basis. Such statements of the Project shall be accompanied by the Summary of Financial Statements and Census Data (in the form attached hereto as Exhibit W) and certified by a representative of the Company to be true and correct. Within thirty (30) days after the end of each Fiscal Year, Company shall submit a certified rent roll for the Project.

                      (v) The Company will, together with each such set of financial statements delivered pursuant to clause (i), (iii) or (iv) above, furnish a certificate in the form of Exhibit D signed by the chief financial officer of the Company stating that such financial statements present fairly in all material respects in accordance with GAAP the Consolidated financial condition of the Company as at the date of such financial statements and its consolidated results of operation and cash flows for 1the period covered thereby stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 6.16 - 6.20, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                      (vi) The Agent further reserves the right to require such
                  other financial information of Borrower, the Company, the Lessee, and/or the Project, in such form and at such other times (including monthly or more frequently) as Agent shall deem reasonably necessary, and the Related Person agree promptly to provide or to cause to be provided, such information to Agent. All financial statements must be in the form and detail as Agent may from time to time reasonably request.

                      (vii) Such other statements and reports as shall be required by a Project Loan Agreement.

         Section 6.3. Other Information and Inspections. Each Related Person will request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Subject to the privacy rights of residents of the Projects, each Related Person will permit representatives appointed by Agent, including independent accountants, auditors, agents, attorneys, appraisers and any other Persons, to visit and inspect during normal business hours any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address Each Related Person will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

                 (a   any Material Adverse Change in such Related Person's
         financial condition,

                 (b   the occurrence of any Default,

                 (c   the filing of any suit or proceeding against any Related
         Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, such Related Person will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change or Default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Each Related Person will also notify Agent and Agent's counsel in writing at least twenty (20) Business Days prior to the date that such Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Existence and Qualifications. Each Related Person will maintain and preserve its existence in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law.

         Section 6.6. Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition, ordinary wear and tear excepted, and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.7. Payment of Expenses. Each Related Person will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Agent (including reasonable attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (iii) the defense or enforcement of the Loan Documents or the defense of Agent's exercise of its rights thereunder.

         Section 6.8. Performance on Related Person's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent, after thirty
(30) days notice to such Related Person (except no notice is required with respect to the payment of insurance premiums), may pay the same. Such Related Person shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.9. Insurance. Each Related Person will keep or cause to be kept contractual liability coverage which insures contractual liability under the indemnifications of the Bank Parties by each Related Person herein (but such coverage or amount shall in no way limit such indemnifications). Each Related Person will maintain the additional insurance coverage as described in the respective Security Documents.

         Section 6.10. Interest. Each Related Person hereby promises to each Bank Party to pay interest at the Late Payment Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which such Related Person has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Evidence of Compliance. Each Related Person will furnish to each Bank Party at such Related Person's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by each Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.12. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

         Section 6.13. Agreement to Deliver Security Documents. Each Related Person agrees to deliver, to further secure the Obligations, whenever requested by Agent in its sole and absolute discretion, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent. Each Related Person will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by each Related Person in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.14. Bank Accounts; Offset. To secure the repayment of the Obligations each Related Person hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against
(a) any and all moneys, securities or other property (and the proceeds therefrom) of each Related Person now or hereafter held or received by or in transit to any Bank Party from or for the account of each Related Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise,
(b) any and all deposits (general or special, time or demand, provisional or final) of each Related Person with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to the Related Persons), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.15. Maintain Existence and Business. Borrower will conduct and operate its business in substantially the same manner in which it operates on the date of this Agreement. On the date of this Agreement, the business of Borrower is the development and ownership of senior living facilities and related health services.

         Section 6.16. Debt Coverage Ratio. With respect to a Project, during the First Extension Period of the Project Loan related to such Project, the Project shall continuously maintain a Debt Coverage Ratio of 1.2 to 1. During the Second Extension Period of the Project Loan, the Project shall continuously maintain a Debt Coverage Ratio of 1.3 to 1. Each of the foregoing shall be measured on a "rolling" quarterly basis.

         Section 6.17. Minimum Tangible Net Worth. The Tangible Net Worth of the Company at the end of each Fiscal Quarter will not be less than the sum of (i) $105,000,000, plus (ii) fifty percent (50%) of the Consolidated net income (but only if a positive number) for the period beginning on October 1, 1998 and ending on the last day of such Fiscal Quarter, plus (iii) 75% of the aggregate amount of equity or proceeds of "equity equivalent" security offerings (after expenses) received by the Company after the date hereof.

         Section 6.18. Leverage Ratio. At the end of each Fiscal Quarter, the ratio of Total Funded Debt to Total Capital shall not be greater than seventy percent (70%).

         Section 6.19. EBITDAR. The Company shall continuously maintain EBITDAR Coverage of 1.2 to 1 in 1998 and 1.50 to 1 thereafter.

         Section 6.20. Capital Expenditures. Commencing on the date which is two
(2) years after issuance of the Certificate of Occupancy for a Project, Lessee shall make minimum capital expenditures for such Project, in the amount of $200.00 per unit (in the aggregate for the Project) per year (which such capital expenditures may include ordinary repairs needed to maintain or improve the conditions of the Project), and within forty-five (45) days of the end of the Fiscal Year, provide evidence thereof satisfactory to Agent. In determining whether or not such requirement has been met, the excess amount of capital expenditures above $200 per unit in any year shall be carried forward to the next year(s). In the event that Lessee shall fail to do so, Borrower shall, upon Agent's written request, immediately establish and maintain a capital expenditures reserve fund with Agent equal to the difference between the required amount per unit and the amount per unit actually spent by the Lessee. Borrower grants to Agent a right of setoff against all moneys in the capital expenditures reserve fund, and Borrower shall not permit any other Lien to exist upon such fund. The proceeds of such capital expenditures reserve fund will be disbursed upon Agent's receipt of satisfactory evidence that Lessee has made the required capital expenditures. Upon Lessee's failure to adequately maintain the Project in good condition, Agent may, but shall not be obligated to, make such capital expenditures and may apply the moneys in the capital expenditures reserve fund for such purpose. To the extent there are insufficient moneys in the capital expenditures reserve fund for such purposes, all funds advanced by Agent to make such capital expenditures shall constitute a portion of the Project Loan for such Project, shall be secured by the Security Documents and shall accrue interest at the Late Payment Rate until paid. Upon an Event of Default, Agent may apply any moneys in the capital expenditures reserve fund to the Project Loan in accordance with the terms hereof. Routine maintenance and repair expenses which are necessary to improve or maintain the physical condition of the Project shall count toward the capital expenditures requirement.

                        ARTICLE VII - Negative Covenants

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Project Loans, each Related Person warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Ownership The Related Persons shall not permit a direct change in the ownership interests of Borrower without the prior written consent of Agent, which consent may be withheld in Agent's sole discretion.

         Section 7.2. Limitation on Mergers, Issuances of Securities No Related Person will liquidate or merge or consolidate with or into any other business entity, unless the Related Person is a surviving entity in such merger or consolidation.

         Section 7.3. Limitation on Additional Debt Borrower shall not create, assume, incur or suffer to exist any Liabilities other than

         (i)     the Obligations;

         (ii) trade payables and accrued expenses, each arising in the ordinary course of business; and

         (iii) Liabilities incurred to finance up to 100% of the purchase price of equipment or vehicles to be used in connection with a Project and capitalized lease obligations relating to equipment or vehicles used in connection with such Project, provided the aggregate principal amount (or capitalized lease obligation) of all such Liabilities outstanding at any time does not exceed $100,000 per Project.


                 ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default Each of the following events constitutes an Event of Default under this Agreement:

         (a      Borrower fails to pay any installment of principal, interest or other charges required under the Notes within five (5) days after the same becomes due and payable; or

         (b      Any Related Person fails to pay any Obligation (other than the
Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within ten (10) days after written notice that the same is due; or

         (c      Any Related Person fails to timely and properly observe, keep or perform any material covenant, agreement, warranty or condition herein or in any other Loan Document required to be observed, kept or performed, other than those referred to in any other subsection of this Section 8.1 except this subsection (c), if such failure continues for thirty (30) days after receipt by such Related Person of written notice and demand for the performance of such covenant, agreement, warranty or condition, provided that if such Related Person shall within such thirty (30) day period commence action to cure such failure but is unable, by reason of the nature of the performance required, to cure same within such period, and if such Related Person continues such action thereafter diligently and without unnecessary delays, no default shall exist under this
Section 8.1(c) until the expiration of a period of time as may be reasonably necessary to cure such failure, provided further that in any event such Related Person shall be in default under this Section 8.1(c) if such failure is not cured on or before ninety (90) days after receipt by such Related Person of the above described written demand for performance; or

         (d      Any representation contained herein or in any other Loan
Document is false or misleading in any material respect and such representation remains false or misleading thirty (30) days after written notice thereof from Agent to the Related Persons; or

         (e       Any Related Person or a Lessee:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety (90) days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within ninety (90) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty (60) days after the entry or levy thereof or after any stay is vacated or set aside; or

         (f       Any Related Person or Lessee is adjudged in a final
administrative decision to have committed fraud or abuse against Medicare, Medicaid or any other governmental health care program; or

         (g       The holder of any Lien on a Project or any portion thereof
(without hereby implying the consent of the Agent to the existence or creation of such Lien) institutes foreclosure proceedings for the enforcement of its remedies thereunder and foreclosure may occur within thirty (30) days; or

         (h       A default occurs under any of Sections 6.16 through 6.19; or

         (i) In connection with any Project, the Project Related Persons or the Project shall be assessed fines or penalties by any state health or licensing agency having jurisdiction over such Persons or the Project in excess of $100,000 which are not paid within the time period imposed by such agency; or

         (j) In connection with any Project, a Management Agreement is terminated without the prior written approval of Agent; or

         (k) A Project or any part thereof is taken on execution or other process of law in any action against a Project Related Person; or

         (l) A Project Related Person abandons all or a portion of a Project; or

         (m) Without the prior written consent of the Agent (which consent may be withheld for any reason or for no reason), Borrower sells, leases (except as expressly provided in the Assignment of Leases and Rents), exchanges, assigns , transfers, conveys or otherwise disposes of, all or any part of a Project or any interest therein (except for the disposition of worn-out or obsolete personal property or fixtures under the circumstances described in subparagraph 2.2(g) of the Mortgage), or legal or equitable title to the Project, or any part thereof or any interest therein (except under circumstances described in subparagraph of the Mortgage), is vested in any other party, in any manner whatsoever, by operation of law or otherwise, whether any of the foregoing is voluntary or involuntary, it being understood that the consent of the Agent required hereunder may be refused by the Agent in its sole and absolute discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of the Agent, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the related Project Loan, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the obligations under the Loan Documents; or

         (n) Without the prior written consent of the Agent (which consent may be withheld for any reason or for no reason), Borrower creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on a Project which are not delinquent and any lien being contested pursuant to the provisions of subparagraph 2.2(c) of the Mortgage), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering a Project, or any part thereof, other than encumbrances securing Liabilities permitted under Section 7.3(iii) and encumbrances permitted by the Agent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created herein or in any other Loan Document, or acquires any fixtures, equipment or other property forming a part of the Project pursuant to a lease, license or similar agreement, it being understood that the consent of the Agent required hereunder may be refused by the Agent in its sole and absolute discretion or for any reason or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of the Agent including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the related Project Loan, to require payment of any amount as a fee or other consideration and to require a payment on the principal of the Project Loan; or

         (o) The failure of Borrower to provide or maintain any insurance coverages required by a Mortgage or a Project Loan Agreement and such failure continues for three (3) Business Days after receipt by Borrower of written notice of such failure; or

         (p) Any Related Person dissolves or liquidates or merges or consolidates, except as otherwise expressly permitted herein, or any interest in Borrower is sold, assigned, transferred, mortgaged, pledged, encumbered, or otherwise disposed of, voluntarily or involuntarily, without the prior written consent of Agent; or

         (q) A default occurs under a Security Agreement, Collateral Assignment or SNDA as a result of an act or omission thereunder by a party thereto, which default remains uncured beyond any cure period with respect thereto; or

         (r) The failure of any Project Related Person to correct, within the time deadlines set by any applicable licensing agency, any deficiency which would result in the following actions by such agency with respect to a Project:

                  (1)      a termination of any License; or

                  (2)      a ban on new admissions generally.

Upon the occurrence of an Event of Default described in subsection (e)(i),
(e)(ii) or (e)(iii) of this section, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Related Persons. Upon any such acceleration, any obligation of any Lender to make any further Advances shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to the Related Persons, do either or both of the following: (1) terminate any obligation of Lenders to make Advances hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Related Persons.

         Section 8.2. Remedies. If any Event of Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity. Notwithstanding the foregoing, no Lender may exercise any right or remedy granted to Agent. Further, no Lender will exercise any rights, remedies or powers available to it without having first provided the Agent fifteen (15) days prior written notice of its intent with respect thereto.

                               ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Lender which becomes a party to this Agreement hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

                Section 9.2. Exculpation, Agent's Reliance, Etc.

         (a) Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b may consult with legal counsel (including counsel for the Related Persons), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Related Persons or to inspect the property (including the books and records) of the Related Persons; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in


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

respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         (b) Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that any Collateral exists or is owned by the Related Persons or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

         Section 9.3. Credit Decisions. Each Bank Party acknowledges that it has independently and without reliance upon any other Bank Party, made its own analysis of the Related Persons and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by the Related Persons within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Applicable Environmental Laws (as such term is defined in the Mortgage) by any Person or any liabilities or duties of any Person with respect to hazardous substances found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by the Related Persons as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.


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


         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against the Related Persons or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in
Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no other Person,



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

including the Related Persons, shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of the Related Persons or any other Person.

         Section 9.9. Resignation. Agent may resign at any time by giving sixty
(60) days prior written notice thereof to Lenders and the Related Persons. Each such notice shall set forth the date of such resignation. Upon any such resignation Lenders having aggregate Percentage Shares of at least sixty-six and two thirds percent (66 2/3%) shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent, subject to Borrower's approval provided no Default exists and which approval may not be unreasonably withheld, may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents and the successor Agent shall assume the duties and obligations of Agent under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

         Section 9.10. Exercise of Remedies.

         (a) Should Agent commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral or part thereof, either through foreclosure, deed in lieu of foreclosure, or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Percentage Share) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by the Related Persons. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Percentage Share) of all reasonable costs and expenses incurred by Agent (including reasonable attorneys' fees and expenses) if Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or to enforce any rights of Agent or any of the Related Persons' or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Percentage Shares.

         (b) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is



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

retained in satisfaction of all or any part of the Obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "POST-FORECLOSURE PLAN"), which shall be subject to the approval of the Majority Lenders. In the event that Majority Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent and Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Majority Lenders. Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Upon demand therefor from time to time, each Lender will contribute its share (based on its Percentage Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Percentage Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Percentage Shares. Lenders acknowledge that if title to any Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral or portion thereof, at such price and upon such terms and conditions as the Majority Lenders shall determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral or portion thereof in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Percentage Shares as provided hereunder, which agreement shall be in all material respects similar to this Agreement insofar as this Agreement is appropriate or applicable.


                            ARTICLE X - Miscellaneous

         Section 10.1. Waivers and Amendments; Acknowledgments.



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


         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Related Person, by such Related Person, (ii) if such party is Agent, by Agent, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of such Lender with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Anything to the contrary herein notwithstanding, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) increase the commitment of such Lender or subject such Lender to any additional obligations, (2) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Notes, (3) postpone any date fixed for any payment of any such fees, principal or interest, (4) release Borrower from its obligation to pay such Lender's Notes or (5) release Guarantor from its obligation under any Guaranty.

         (b) Acknowledgments and Admissions. Each Related Person hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward any Related Person with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between a Related Person, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Related Person and any Bank Party, (vii) Agent is not any Related Person's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, no Related Person is relying upon any



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

representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Notes for its own account in the ordinary course of its lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Notes, any participation interest or other interest in its Notes, or any of its other rights and obligations under the Loan Documents.

         (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Project Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to any Bank Party under any Loan Document shall be deemed representations and warranties by such Related Person or agreements and covenants of the Related Person under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless



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

otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail; provided, however, that no Request for Advance or Continuation/Conversion Notice shall become effective until actually received by Agent.

         Section 10.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Related Persons will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including reasonable attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (3) the borrowings hereunder, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including reasonable attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) (other than enforcement or defense against another Bank Party) or the defense of any Bank Party's exercise of its rights thereunder (other than enforcement or defense against another Bank Party). Nothing contained herein shall alter or diminish the obligations of the Related Persons under a Project Loan Agreement as regards the payment of expenses.

         (b) Indemnity. The Related Persons agree to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including a Related Person or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments. (a) All Obligations which are incurred by two or more Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Agent. No Related Person nor any Affiliates of a Related Person shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If a Related Person or any Affiliate of a Related Person at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until the Related Person or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from a Related Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its



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

obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and the Related Persons.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under the Notes or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Notes and be committed to make that Percentage Share of all future Advances, the assignee shall have a fixed Percentage Share in such Notes and be committed to make that Percentage Share of all future Advances.

                  (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F, appropriately completed, together with the Notes subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Effective Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the Prescribed Forms.

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with the Related Persons, Agent and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.


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

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Obligations owing to, each Lender from time to time (in this section called the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by the Related Persons or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by the Related Persons; provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, THE RELATED PERSONS AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 10.8. Limitation on Interest. Bank Parties, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to the payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Bank Parties and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. Termination; Limited Survival. In their sole and absolute discretion, the Related Persons may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of the Related Persons, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

         Section 10.12. Waiver of Jury Trial. THE RELATED PERSONS AND BANK PARTIES HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE RELATED PERSONS AND BANK PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK PARTIES TO ENTER INTO THIS AGREEMENT.



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                                       52

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                  ALS WEST, INC., a Delaware corporation


                                  By:    /s/ Mark W. Ohlendorf
                                         ---------------------
                                     Name:   Mark W. Ohlendorf
                                     Title:  Vice President

                                  Address:
                                  450 N. Sunnyslope Rd.
                                  Suite 300
                                  Brookfield, WI 53005


                                  ALTERNATIVE LIVING SERVICES, INC, a
                                  Delaware corporation


                                  By:    /s/ Mark W. Ohlendorf
                                         ---------------------
                                     Name:   Mark W. Ohlendorf
                                     Title: Senior Vice President

                                  Address:
                                  450 N. Sunnyslope Rd.
                                  Suite 300
                                  Brookfield, WI 53005


                                  GUARANTY FEDERAL BANK, F.S.B., a federal savings bank, Agent and Lender


                                  By:    /s/ Deborah M. Zaycock
                                         ----------------------
                                     Name:   Deborah M. Zaycock
                                     Title:  Vice President

                                  Address:
                                  8333 Douglas Avenue
                                  Dallas, Texas 75225
                                  Attention:  Commercial Real Estate Lending
                                              Division